[LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT]




January 25, 2002

The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

We have acted as special counsel to The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of the Prospectus Supplement, dated January 25, 2002 (the "Prospectus Supplement"), to the Prospectus, dated January 25, 2002 (the "Prospectus"), pursuant to which the Company may from time to time issue its Medium Term Notes, Series B (the "Notes") in an aggregate principal amount at any one time outstanding of up to U.S. $10,006,693,162 (or an equivalent amount in other currencies). The Prospectus and Prospectus Supplement are included in the Registration Statement on Form S-3 (Registration No. 333-76894) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to which this opinion letter is an exhibit.

In rendering the opinion set forth below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus and Prospectus Supplement constituting a part thereof, (b) the Indenture, dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated as of January 29, 1998 (as supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee, filed as an exhibit to the Registration Statement, and (c) originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents,


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The Bear Stearns Companies Inc.       -2-                       January 25, 2002


agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter. In addition, we have assumed that the Notes will be executed and delivered in substantially the form in which they are filed as an exhibit to the Registration Statement.

We are members of the Bar of the State of New York, and in rendering the opinion below, we do not purport to be an expert in, or express any opinion concerning, the laws of any jurisdiction other than the federal tax laws of the United States of America.

Based upon and subject to the qualifications set forth herein, we are of the opinion that:

The statements made in the Prospectus Supplement, under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States or legal conclusions with respect thereto, have been reviewed by us and constitute a fair summary of the principal U.S. federal tax consequences of the purchase, ownership and disposition of the Notes. All such statements are based upon current law, which is subject to change, possibly with retroactive effect. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

We assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules or regulations, or any changes thereto, or any court or other authority or body decisions or governmental or regulatory authority determinations which may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus Supplement constituting a part of the Registration Statement under the caption "Validity of the Notes," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/  Cadwalader, Wickersham & Taft